                                                              Exhibit 99.906CERT
Section 906 Certifications

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (S) 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2003 of Bessemer Funds Trust (the "Registrant").

I, Timothy J. Morris, President of the Registrant, certify that, to the best of my knowledge,:

1. the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d); and

2. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



        July 3, 2003
---------------------------------------------------------
Date


/s/ Timothy J. Morris
--------------------------------------------
Timothy J. Morris
President, Bessemer Funds Trust

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (S) 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2003 of Bessemer Funds Trust (the "Registrant").

I, John G. MacDonald, Treasurer and Chief Financial Officer of the Registrant, certify that, to the best of my knowledge,:

1. the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d); and

2. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



         June 30, 2003
---------------------------------------------------------
Date



/s/ John G. MacDonald
--------------------------------------------
John G. MacDonald
Treasurer and Chief Financial Officer
Bessemer Funds Trust